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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 8-K
                        CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 1998

                       R.H. Phillips, Inc.
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     (Exact name of registrant as specified in its charter)


      California                    0-26276              68-0313739
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State or other jurisdiction (Commission File Number)  (IRS Employer
    of incorporation)                                  Identification No.)


26836 County Road 12A, Esparto, California                       95627
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (530) 662-3215

(Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant

     The Board of Directors of the Registrant, R.H.
Phillips, Inc. (the "Company"), approved the selection of Ernst and Young LLP ("Ernst and Young") as the
Company's independent auditors for the year ending
December 31, 1998. The Board of Directors intends to recommend approval of the selection of Ernst and Young
LLP by the shareholders at the 1999 Annual Meeting of Shareholders.

     The accounting firm of KPMG Peat Marwick LLP
("KPMG Peat Marwick") served as the Company's independent accountants for the years ended December
31, 1995, 1996 and 1997 and the subsequent interim period through November 30, 1998. On October 30, 1998, the Board of Directors of the Company tentatively determined to dismiss KPMG Peat Marwick and to select
Ernst and Young as the Company's independent auditors, and on November 30, 1998 the Company terminated its relationship with KPMG Peat Marwick.

     The reports of KPMG Peat Marwick for the past three years did not contain any adverse opinion or disclaimer of opinion and were not modified as to any uncertainty, audit scope or accounting principles. There were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG Peat Marwick's satisfaction, would have caused it to make reference to the subject mater of the disagreement in connection with its reports. None of the events described in paragraph (a)(iv)(B) of Item 304 of Securities and Exchange Commission Regulations S-B (17
CFR 228.304) has occurred with respect to KPMG Peat
Marwick and the Company.

     A letter of KPMG Peat Marwick, addressed to the Securities and Exchange Commission, is included as
Exhibit 16.1 to this Current Report on Form 8-K. Such letter states that KPMG Peat Marwick agrees with the statements made by the Company in this Item 4.

Item 7. Financial Statements and Exhibits

          (c) Exhibits

      Number         Description
      ------         -----------
       16.1    Letter of KPMG Peat Marwick LLP to the
               Securities and Exchange Commission, dated
               November 30, 1998 with respect to the
               statements made in the Company's Current
               Report on Form 8-K.

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                               SIGNATURES
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     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            R.H. Phillips, Inc.

                       By:  //s//Michael J. Motroni
                            _____________________
                            Michael J. Motroni
                            Chief Financial Officer